CONSULTING AGREEMENT

This  Agreement  confirms the  previously  agreed to terms  concerning  deferred
compensation  between  Trilogy   International,   Inc.  ("Company")  and  MiPro,
Inc.("Consultant").

Whereas, Consultant was retained on December 1, 1998 at an annual consulting fee of $7,916.67 per month or $95,000 per year.

Whereas, Consultant agreed to defer payment of 100 % of their fees and not demand payment of said deferred fees until such time as the Company has been profitable for two consecutive months and then to accept payment of the accrued fees due at that time in 4 monthly installments consistent with all employees of the Company that have made like concessions,

The Company, also has granted to issue to Consultant 80,000 Options to purchase Trilogy International, Inc Common Stock @ $.25 per share.

AGREED______________________               DATE_____________________________
     Carol Berardi, President
     For: Trilogy International, Inc.
          ("Company")


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